EXHIBIT 10.3

FORM OF WESBANCO, INC.
INCENTIVE BONUS, OPTION AND RESTRICTED STOCK PLAN
**********************************

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Agreement”) made as of the ____ day of __________, 20__ by and between WESBANCO, INC., a West Virginia corporation (the “Company”) and   _______________(the “Employee”).

WHEREAS, the Company sponsors and maintains the Wesbanco, Inc. Incentive Bonus, Option and Restricted Stock Plan (the “Incentive Plan”);

WHEREAS, the Company desires to encourage the Employee to remain an employee of the Company and, during such employment, to contribute substantially to the financial performance of the Company and, to provide that incentive, the Company has awarded the Employee an aggregate of ___________ shares of restricted shares of the common stock of the Company, $2.0833 par value per share (“Common Stock”), under the Incentive Plan subject to the terms and conditions set forth in this Restricted Stock Agreement (together with any increases for dividends paid in accordance with Paragraph 2(d) or adjustments as provided in Paragraph 7, below, the “Restricted Shares”);

WHEREAS, the Restricted Shares are subject to the Employee’s remaining an Employee (except in instances of death, Disability or Retirement (as those initially capitalized terms are defined in the Incentive Plan) with the consent of the Company as described below) during the Restriction Period as defined in Paragraph 3(b); and

WHEREAS, the Company and the Employee desire to evidence the award of the Restricted Shares and the terms and conditions applicable thereto in this Restricted Stock Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound, the Company and the Employee agree as follows:

1.
Grant of Restricted Shares.  The Company hereby grants to the Employee, as of the date first written above, the Restricted Shares subject to the restrictions and other terms and conditions set forth herein.  Simultaneously with the execution and delivery of this Agreement, the Employee shall deliver to the Company a stock power endorsed in blank relating to the Restricted Shares (including in such power any increases or adjustments to the Restricted Shares).  As soon as practicable after the Date of Grant, the Company shall direct that a stock certificate or certificates representing the Restricted Shares be registered in the name of and issued to the Employee and initially bearing the legend described in Paragraph 5.  The Restricted Shares and any certificate or certificates representing the Restricted Shares shall be held in the custody of the Company or its designee until the expiration of the applicable Restrictions.  Upon any forfeiture in accordance with Paragraph 4 of the Restricted Shares Agreement, the certificate or certificates representing the forfeited Restricted Shares shall be canceled.

2.           Restrictions.  Employee shall have all rights and privileges of a stockholder of the Company with respect to the Restricted Shares, except that the following restrictions shall apply:

(a)	None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the “Restriction Period” as defined below.

(b)           The Restricted Shares are subject to forfeiture during the Restriction Period in accordance with Paragraph 4 of this Agreement.

(c)
The Restricted Shares and any certificate representing the Restricted Shares shall be held in custody by the Company or its designee until such time as either the Performance Criteria are attained or the Restriction Period shall have been completed.

(d)
Dividends paid with respect to the Restricted Shares during the Restriction Period shall not be paid to the Employee and, instead, shall be converted into additional shares of Restricted Stock at the [average of the high and low trading price of a share of Common Stock on the date the cash dividend would otherwise have been paid] and such shares of Restricted Stock shall be additions to the shares subject to the Restrictions hereunder, provided, however, the Compensation Committee of the Board of Directors may, in its sole discretion, determine at any time or from time to time, to pay such dividends in cash directly to the Employee.

3.           Term of Restriction.

(a)           Subject to the forfeiture provisions of Paragraph 4 of this Agreement, the Restrictions shall lapse on __________, 20__, if the Employee is an employee of the Company on __________, 20__, unless the Employee’s cessation of employment was due to the Employee’s death, Disability or Retirement with the consent of the Company.

(b)           The period from the Date of Grant until the lapse of the applicable of the Restrictions with respect to the Restricted Shares is the “Restriction Period” for purposes of this Agreement.

(c)           As soon as administratively practicable following the lapse of the Restrictions without a forfeiture of the applicable Restricted Shares, and upon the satisfaction of all other applicable conditions as to such Restricted Shares, including, but not limited to, the payment by the Employee of all applicable withholding taxes, if any, the Company shall deliver or cause to be delivered to the Employee shares of common stock of the Company, which may be in the form of a certificate or certificates for such shares or book entry if so directed by the Employee.

4.           Forfeiture of Restricted Shares.  If Employee’s employment with the Company and all of its direct or indirect subsidiaries is terminated by either party for any reason, including, but not limited to, the involuntary termination of the Employee’s employment with the Company for any reason, with or without cause, other than the Employee’s death, Disability or Retirement with the consent of the Company (i) all rights of the Employee to the Restricted Shares which remain subject to the Restrictions shall terminate immediately and be forfeited in their entirety, and (ii) the forfeited Restricted Shares and any stock certificate or certificates representing the forfeited Restricted Shares shall be canceled.  If the Employee dies, becomes disabled or retires with the consent of the Company, the Employee (or the Employee’s beneficiary) shall receive the Restricted Shares when, if and to the extent, the Restrictions lapse under Paragraph 3.

5.           Legend.  During the Restriction Period, the Restricted Shares and any share certificate or certificates evidencing the Restricted Shares shall be endorsed with the following legend (in addition to any legend required under applicable securities laws or any agreement by which the Company is bound):

THE TRANSFERABILITY OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AGREEMENT ENTERED INTO BY AND BETWEEN WESBANCO, INC. AND THE HOLDER OF THIS CERTIFICATE.  A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE COMPANY.

6.           Withholding.  The Company or its direct or indirect subsidiary may withhold from the number of Restricted Shares or from any cash amount payable hereunder or any other cash payments due to Employee all taxes, including social security taxes, which the Company or its direct or indirect subsidiary is required or otherwise authorized to withhold with respect to the Restricted Shares.

7.           Adjustments to Number of Shares.  Any shares issued to Employee with respect to the Restricted Shares in the event of any change in the number of outstanding shares of common stock of the Company through the declaration of a stock dividend or a stock split or combination of shares or any other similar capitalization change shall be deemed to be Restricted Shares subject to all the terms set forth in this Agreement.

8.           No Right to Continued Employment; Effect on Benefit Plans.  This Agreement shall not confer upon Employee any right with respect to continuance of his or her employment or other relationship, nor shall it interfere in any way with the right of the Company or its direct or indirect subsidiary to terminate his or her employment or other relationship at any time.  Income realized by Employee pursuant to this Agreement shall not be included in Employee’s earnings for the purpose of any benefit plan in which Employee may be enrolled or for which Employee may become eligible unless otherwise specifically provided for in such plan.

9.           Employee Representations.  In connection with the issuance of the Restricted Shares, Employee represents the following:

(a)           Employee hereby acknowledges that Employee has been informed that, with respect to the issuance of the Restricted Shares, an election may be filed by Employee with the Internal Revenue Service, within thirty (30) days of the issuance of such Restricted Shares, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed currently on the fair market value of such Shares on the date of purchase.  Employee acknowledges that Employee has sought the advice of Employee’s own tax advisors in connection with the issuance of the Restricted Shares and the advisability of filing of such election under Section 83(b) of the Code.  EMPLOYEE ACKNOWLEDGES THAT IT IS EMPLOYEE’S SOLE RESPONSIBILITY TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) AND THAT NEITHER THE COMPANY NOR ANY DIRECT OR INDIRECT SUBSIDIARY OF THE COMPANY HAS ANY OBLIGATIONS WITH RESPECT THERETO.

(b)           Employee has reviewed with Employee’s own tax advisors, the federal, state, local and foreign tax consequences of this Agreement and the transactions contemplated hereby.  Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Employee understands that Employee (and not the Company) shall be responsible for Employee’s own tax liability that may arise as a result of this Agreement and the transactions contemplated hereby.

(c)           Employee has received, read and understood this Agreement and the Incentive Plan and agrees to abide by and be bound by their respective terms and conditions.

10.           Miscellaneous.

(a)           Governing Law.  This Agreement shall be governed and construed in accordance with the domestic laws of the State of West Virginia without regard to such State’s principles of conflicts of laws.

(b)
Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.  Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation without the consent of all parties hereto.

(c)           Entire Agreement; Amendment.  This Agreement contains the entire understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter of this Agreement.  This Agreement may not be amended or modified without the written consent of the Company and Employee.

(d)           Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original and all of which together shall constitute one document.

(e)           Definitions.  Initially capitalized terms not otherwise defined in this Restricted Stock Agreement shall have the meanings ascribed thereto in the Incentive Plan.

IN WITNESS WHEREOF, the parties have executed this Restricted Shares Agreement as of the date first written above.

WESBANCO, INC.

By: ______________________________

Name:

Title:

EMPLOYEE

_________________________________
____________________________